Exhibit 99.1

USA Technologies Reports First Quarter Fiscal Year 2021 Results

Sequential Revenue Growth of 13%

$5.2 Million in Operating Cash Flow for the Quarter

MALVERN, Pa -- November 5, 2020 -- USA Technologies, Inc. (OTC:USAT) (“USAT” or the “Company”), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, today reported results for the fiscal year 2021 first quarter.

“We delivered a quarter with solid sequential revenue growth, and in line with our expectations,” said Sean Feeney, chief executive officer, USA Technologies. “We continue to execute on the initiatives I outlined last quarter and remain focused on growth, operational execution and delivering for our customers. As the demand for contactless payment solutions grows, we are seeing demand in the market for an end-to-end solution that can help vending operators get through these challenging economic times. We are well positioned to capitalize on these trends and during the first quarter, we won significant deals against our competition, selling across all product lines, as customers leverage our Platform as a Service.”

Financial Highlights:

•	Revenue of $36.9 million, an increase of 13.0% versus fourth quarter 2020, and a decrease of 15.0% year over year
o	License and transaction fee revenue of $33.1 million, a decrease of 4.3% year-over-year and an increase of 18.9% versus fourth quarter 2020
o	Equipment revenue of $3.8 million, a decrease of 21.5% over fourth quarter 2020 and decrease of 56.9% year over year
•	Net new connections of approximately 15,000 bring total connections to approximately 1,335,000
•	Gross margin of 38.6% compared with 26.3% in the prior year period
•	Operating loss of $(3.6) million compared to operating loss of $(11.3) million in the prior year period
•
Net loss applicable to common shares of $(6.9) million, or $(0.11) per basic share compared to net loss applicable to common shares of $(11.8) million, or $(0.20) per basic share in the prior year period

•	Adjusted EBITDA of $(0.5) million compared to $(4.9) million in the prior year period
•	Ended the quarter with $34.7 million in cash and cash equivalents

“While our revenue decreased year over year, mostly due to the COVID-19 pandemic, we experienced solid sequential growth trends during the quarter. Our overall revenue was up over the fourth quarter of 2020, mostly driven by the increase in license fees.  We are also pleased to have generated a $5.0 million increase in operating cash flow in the current quarter over the prior year quarter,” said Wayne Jackson, chief financial officer, USA Technologies.

Operational Highlights:

•	Announced the upgrade and expansion of the Company’s ePort product portfolio to now accept EMV contact and contactless payments
•	New Senior Hires include Chief Accounting Officer, Scott Stewart and the return of Denis Kouznetsov, now the Company’s Chief Architect
•	Worked to become a more customer-centric organization. Hired two new regional sales directors and built out customer service teams
•	Key customer wins including a large Operator in the Midwest, FreshBrew Vending, and Continental Vending, Inc.

Fiscal Year 2021 Outlook:

For full fiscal year 2021, the Company expects the following:

•	Revenue to be between $170 million and $180 million
•	Net loss applicable to common shares to be between $(14.1) million and $(11.1) million

•	Adjusted EBITDA to be between $2 million and $5 million.

Webcast and Conference Call
USA Technologies will host a conference call and webcast at 4:30 p.m. Eastern Time today. To participate in the conference call, please dial (866) 393-1608 approximately 10 minutes prior to the call. International callers should dial (224) 357-2194. Please reference conference ID # 2696196.  A live webcast of the conference call will be available at https://usatechnologiesinc.gcs-web.com/events-and-presentations. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 7:30 p.m. Eastern Time on November 5, 2020 until 7:30 p.m. Eastern Time on November 8, 2020 and may be accessed by calling +1 (855) 859-2056 (domestic dial-in) or +1 (404) 537-3406 (international dial-in) and reference conference ID # 2696196.

An archived replay of the conference call will also be available in the investor relations section of the company's website.

About USA Technologies
USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. USAT is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Discussion of Non-GAAP Financial Measures:
This press release contains discussion of adjusted EBITDA, a non-GAAP financial measure which is not required or defined under GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below in Financial Schedule D.

We use these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net loss or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of our profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.

We define Adjusted EBITDA as net loss before (i) interest income, (ii) interest expense, (iii) income taxes, (iv) depreciation, (v) amortization, (vi) stock-based compensation expense, and (vii) non-recurring fees and charges that were incurred in connection with the 2019 Investigation and financial statement restatement activities as well as proxy solicitation costs.

We have excluded stock-based compensation, as it does not reflect our cash-based operations. We have excluded the professional fees incurred in connection with the non-recurring costs and expenses related to the 2019 Investigation, financial statement restatement activities, and proxy solicitation costs because we believe that they represent charges that are not related to our operations.

Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to USAT or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its possible effects on USAT’s operations and the demand for USAT’s products and services; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; the ability of USAT to make available and successfully upgrade current customers to new standards and protocols; whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT; or other risks discussed in USAT’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If USAT updates one or more forward-looking statements, no inference should be drawn that USAT will make additional updates with respect to those or other forward-looking statements.

--F—USAT

Media and Investor Relations Contact:
Alicia V. Nieva-Woodgate
USA Technologies
+1 720.808.0086
anievawoodgate@usatech.com

Investor Relations:
ICR, Inc.
USATechIR@icrinc.com

USA Technologies, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands, except share data)	September 30, 2020	June 30, 2020

Assets
Current assets:
Cash and cash equivalents	$34,690	$31,713
Accounts receivable, less allowance of $7,313 and $7,676, respectively	19,175	17,273
Finance receivables, net	7,356	7,468
Inventory, net	7,005	9,128
Prepaid expenses and other current assets	1,545	1,782
Total current assets	69,771	67,364

Non-current assets:
Finance receivables due after one year	10,385	11,213
Other assets	2,156	1,993
Property and equipment, net	7,526	7,872
Operating lease right-of-use assets	5,417	5,603
Intangibles, net	22,249	23,033
Goodwill	63,945	63,945
Total non-current assets	111,678	113,659

Total assets	$181,449	$181,023

Liabilities, convertible preferred stock and shareholders’ equity
Current liabilities:
Accounts payable	$31,791	$27,058
Accrued expenses	28,880	30,265
Finance lease obligations and current obligations under long-term debt	3,871	3,328
Deferred revenue	1,639	1,698
Total current liabilities	66,181	62,349

Long-term liabilities:
Deferred income taxes	143	137
Finance lease obligations and long-term debt, less current portion	14,066	12,435
Operating lease liabilities, non-current	4,469	4,749
Total long-term liabilities	18,678	17,321

Total liabilities	84,859	79,670
Commitments and contingencies (Note 13)
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 445,063 issued and outstanding, with liquidation preferences of $21,113 and $20,779 at September 30, 2020 and June 30, 2020, respectively	3,138	3,138
Shareholders’ equity:
Preferred stock, no par value, 1,800,000 shares authorized, no shares issued	—	—
Common stock, no par value, 640,000,000 shares authorized, 65,252,965 and 65,196,882 shares issued and outstanding at September 30, 2020 and June 30, 2020, respectively	402,742	401,240
Accumulated deficit	(309,290)	(303,025)
Total shareholders’ equity	93,452	98,215
Total liabilities, convertible preferred stock and shareholders’ equity	$181,449	$181,023

USA Technologies, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
	Three months ended
	September 30,
($ in thousands, except per share data)	2020	2019
Revenue:
License and transaction fees	$33,108	$34,609
Equipment sales	3,769	8,750
Total revenue	36,877	43,359

Costs of sales:
Cost of services	19,336	22,089
Cost of equipment	3,301	9,854
Total costs of sales	22,637	31,943

Gross profit	14,240	11,416

Operating expenses:
Selling, general and administrative	16,780	17,196
Investigation, proxy solicitation and restatement expenses	—	4,476
Depreciation and amortization	1,068	1,022
Total operating expenses	17,848	22,694

Operating loss	(3,608)	(11,278)

Other income (expense):
Interest income	350	294
Interest expense	(3,315)	(465)
Total other income (expense), net	(2,965)	(171)

Loss before income taxes	(6,573)	(11,449)
Provision for income taxes	(40)	(59)

Net loss	(6,613)	(11,508)
Preferred dividends	(334)	(334)
Net loss applicable to common shares	$(6,947)	$(11,842)
Net loss per common share
Basic	$(0.11)	$(0.20)
Diluted	$(0.11)	$(0.20)
Weighted average number of common shares outstanding
Basic	64,859,002	60,096,852
Diluted	64,859,002	60,096,852

USA Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended
	September 30,
($ in thousands)	2020	2019
OPERATING ACTIVITIES:
Net loss	$(6,613)	$(11,508)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Non-cash stock based compensation	1,509	290
Gain on disposal of property and equipment	(3)	(15)
Non-cash interest and amortization of debt discount	3,125	338
Bad debt expense	394	(110)
Provision for inventory reserve	802	574
Depreciation and amortization included in operating expenses	1,068	1,022
Depreciation included in cost of sales for rentals	539	634
Non-cash lease expense	269	491
Deferred income taxes	5	5
Changes in operating assets and liabilities:
Accounts receivable	(1,540)	3,286
Finance receivables	531	(454)
Inventory	1,324	1,232
Prepaid expenses and other assets	100	(412)
Accounts payable and accrued expenses	3,985	5,288
Operating lease liabilities	(259)	(399)
Deferred revenue	(58)	(33)
Net cash provided by operating activities	5,178	229

INVESTING ACTIVITIES:
Purchase of property and equipment	(483)	(420)
Proceeds from sale of property and equipment	8	30
Net cash used in investing activities	(475)	(390)

FINANCING ACTIVITIES:
Proceeds from long-term debt issuance by JPMorgan Chase Bank, N.A., net of debt issuance costs	14,550	—
Repayment of finance lease obligations and long-term debt	(15,101)	(1,763)
Proceeds from exercise of common stock options	25	—
Payment of Antara prepayment penalty and commitment termination fee	(1,200)	—
Net cash used in financing activities	(1,726)	(1,763)

Net (decrease) increase in cash and cash equivalents	2,977	(1,924)
Cash and cash equivalents at beginning of year	31,713	27,464
Cash and cash equivalents at end of period	$34,690	$25,540

Supplemental disclosures of cash flow information:
Interest paid in cash	$191	$205

Reconciliation of Net Loss to Adjusted EBITDA

	Three months ended September 30,
($ in thousands)	2020	2019
Net loss	$(6,613)	$(11,508)
Less: interest income	(350)	(294)
Plus: interest expense	3,315	465
Plus: income tax provision	40	59
Plus: depreciation expense included in cost of sales for rentals	539	634
Plus: depreciation and amortization expense in operating expenses	1,068	1,022
EBITDA	(2,001)	(9,622)
Plus: stock-based compensation	1,509	290
Plus: investigation, proxy solicitation and restatement expenses	—	4,476
Adjustments to EBITDA	1,509	4,766
Adjusted EBITDA	$(492)	$(4,856)